EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS FIRST QUARTER 2016 RESULTS

Net earnings of $47.5 million, or $0.22 per common share
Operating earnings1 of $63.9 million, or $0.29 per common share
12% annualized loan and lease growth (before sales and transfers) and 10% annualized deposit growth
Credit quality, capital and liquidity all remained strong

PORTLAND, Ore. – April 20, 2016 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $47.5 million for the first quarter of 2016, compared to $62.9 million for the fourth quarter of 2015 and $47.0 million for the first quarter of 2015. Earnings per diluted common share were $0.22 for the first quarter of 2016, compared to $0.28 for the fourth quarter of 2015 and $0.21 for the first quarter of 2015.

“Umpqua delivered solid financial performance in the first quarter; highlighted by robust growth in both loans and deposits, and reductions in core expenses,” said Ray Davis, president and CEO of Umpqua Holdings Corporation. “Our loan-to-deposit ratio was at 93 percent, as we continue to proactively manage asset concentrations and portfolio mix through diversified loan and lease growth and targeted sales. We continue to make good progress in advancing our technology, innovation, and customer delivery through our new subsidiary, Pivotus Ventures, and look forward to sharing further developments in the near future.”

Reconciliation of Net Earnings (GAAP) to Operating Earnings (non-GAAP):

The Company’s financial results include several significant items which have been excluded in the presentation of operating earnings, which is a non-GAAP financial measure. A summary of these items, and a reconciliation of earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), is presented below. More information is provided in the non-GAAP financial measures section of this release, which we urge you to read.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports First Quarter 2016 Results
April 20, 2016

	Quarter Ended
(In thousands, except per share data)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Net earnings available to common shareholders	$47,540	$62,923	$57,523	$54,691	$47,045
Adjustments:
Merger related expenses	3,450	3,712	5,991	21,797	14,082
Net loss on junior subordinated debentures carried at fair value	1,572	1,589	1,590	1,572	1,555
Loss from change in fair value of MSR asset	20,625	469	10,103	423	9,728
Loss (gain) from change in fair value of swap derivative	1,793	(715)	1,181	(1,408)	781
Gain on investment securities, net	(696)	(2,567)	(220)	(19)	(116)
Goodwill impairment	142	—	—	—	—
Exit or disposal costs	347	—	—	—	—
Total pre-tax adjustments	27,233	2,488	18,645	22,365	26,030
Income tax effect (1)	(10,836)	(995)	(7,458)	(8,946)	(10,412)
Net adjustments	16,397	1,493	11,187	13,419	15,618
Operating earnings	$63,937	$64,416	$68,710	$68,110	$62,663

Earnings per diluted share:
Earnings available to common shareholders	$0.22	$0.28	$0.26	$0.25	$0.21
Operating earnings	$0.29	$0.29	$0.31	$0.31	$0.28

(1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.

Financial Highlights (compared to prior quarter):

•	Net earnings decreased, while operating earnings[1] remained flat:

◦	Net interest income decreased by $2.1 million, driven by one fewer day in the quarter and a 3 basis point decline in net interest margin;

◦
Non-interest income decreased by $23.4 million, reflecting a charge of $20.6 million related to negative fair value adjustments to the mortgage servicing rights (“MSR”) asset and a charge of $1.8 million related to a decline in the fair value of debt capital market swap derivatives, both driven by the decline in long-term interest rates during the quarter. Excluding the impact of non-operating items[1], total non-interest income increased by $1.1 million, driven primarily by higher mortgage banking revenue;

◦
Non-interest expense decreased by $1.9 million. Excluding the impact of non-operating items[1], total non-interest expense decreased by $2.1 million, driven by lower core expenses in most categories, partially offset by higher seasonal payroll taxes and a higher loss on other real estate owned;

•	Strong balance sheet:

◦
Net loan and lease growth of $94.1 million, or 2% annualized, including $139.1 million of loan sales and $256.0 million of loans transferred to held for sale. Gross loan and lease growth (prior to the impact of loan sales and transfers) of $489.2 million, or 12% annualized;

◦	Deposit growth of $455.8 million, or 10% annualized;

◦	Loan to deposit ratio decreased to 93%;

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports First Quarter 2016 Results
April 20, 2016

•	Prudently managed capital:

◦	Book value per share increased by 1% sequentially to $17.62 per share and tangible book value per share[1] increased by 2% sequentially to $9.30;

◦	Estimated total risk-based capital ratio of 14.2% and estimated Tier 1 common to risk weighted assets ratio of 11.2%;

◦	Paid quarterly cash dividend of $0.16 per common share; and

◦	Repurchased 235,000 shares of common stock for $3.5 million.

Balance Sheet
Total consolidated assets were $23.9 billion as of March 31, 2016, compared to $23.4 billion as of December 31, 2015 and $23.0 billion as of March 31, 2015. Including secured off-balance sheet lines of credit, the Company had total available liquidity of $8.0 billion as of March 31, 2016, representing 33% of total assets and 44% of total deposits.

Gross loans and leases were $16.9 billion as of March 31, 2016, an increase of $94.1 million, or 2% annualized, from $16.8 billion as of December 31, 2015. During the first quarter of 2016, the Company sold $129.4 million of multi-family loans and $9.7 million of purchase credit impaired commercial real estate loans. In addition, $170.8 million of portfolio residential mortgage loans and $85.2 million of multi-family loans were transferred to held for sale, and are expected to be sold during the second quarter of 2016. Excluding the combined impact of the loan sales and transfers to held for sale, gross loan growth was $489.2 million, or 12% annualized.

Total deposits were $18.2 billion as of March 31, 2016, an increase of $455.8 million, or 10% annualized, from $17.7 billion as of December 31, 2015. This increase was primarily attributable to growth in demand, savings and money market deposits.

Net Interest Income
Net interest income was down $2.1 million from the prior quarter, driven primarily by one less day in the quarter and a 3 basis point decrease in net interest margin. These were partially offset by balance sheet growth and a $3.4 million linked quarter increase in the level of interest income arising from the accretion of the credit discount recorded on loans acquired from Sterling.

The Company’s net interest margin was 4.34% for the first quarter of 2016, down from 4.37% for the fourth quarter of 2015. This decrease reflects lower average yields on interest-earning assets, as well as a 3 basis point increase in the cost of interest-bearing liabilities, partially offset by the increase in the level of accretion of the credit discount.

Credit Quality
Under acquisition accounting, loans (including those considered non-performing) acquired from Sterling were recorded at their estimated fair value, and the related allowance for loan losses was eliminated. As a result, the Company wrote down the value of the loan and lease portfolio acquired from Sterling as of the acquisition date. The credit portion of the fair value mark is not reflected in the reported allowance for loan and lease losses, or its related allowance coverage ratios, but we believe should be considered when comparing the current quarter ratios to similar ratios in periods prior to the acquisition of Sterling.

Loans acquired with significant deteriorated credit quality are accounted for as purchased credit impaired pools.  Accordingly, loans included in the purchased credit impaired pools are not reported as non-performing loans based upon their individual performance status.

During the first quarter of 2016, the Company reported $16.5 million of accretion related to the Sterling credit discount in interest income, as compared to $13.1 million in the prior quarter. Of the current quarter's accretion, $6.5 million was accelerated from purchased credit impaired loan pools, driven by the sale of a small pool of impaired loans. As of March 31, 2016, the purchased non-credit impaired loans had approximately $65.1 million of remaining credit discount that will accrete into interest income over the life of the loans, and the purchased credit impaired loan pools had approximately $38.8 million of remaining total discount.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports First Quarter 2016 Results
April 20, 2016

The allowance for loan and lease losses was $130.2 million, or 0.77% of loans and leases, as of March 31, 2016. To provide better comparability to prior periods, this pro-forma ratio would have been approximately 1.4% after grossing up the allowance for loan and lease losses and the loans and leases by the amount of the credit discount remaining as of quarter-end. This compares to a pro-forma ratio of approximately 1.5% as of December 31, 2015.

The provision for loan and lease losses was $4.8 million for the first quarter of 2016, a slight increase from the prior quarter. Charge-offs, net of recoveries, were $4.9 million for the first quarter of 2016, compared to $4.4 million in the prior quarter.

Non-performing assets increased to $72.6 million, or 0.30% of total assets, as of March 31, 2016, compared to $66.7 million, or 0.29% of total assets, as of December 31, 2015. This increase was attributable to a group of delinquent Ginnie Mae residential mortgage loans, which were repurchased out of the servicing pool to be mitigated internally.

Non-interest Income
Total reported non-interest income was $46.0 million for the first quarter of 2016, down $23.4 million from the prior quarter. The current quarter non-interest income included a charge of $20.6 million related to negative fair value adjustments to the MSR asset, attributable to the decline in long-term interest rates during the quarter, and its impact on the prepayment speed assumption for the MSR asset. Also included was a charge of $1.8 million related to a decline in the fair value of debt capital market swap derivatives, driven by the decline in long-term interest rates during the quarter.

On an operating basis1, non-interest income increased by $1.1 million from the prior quarter, driven primarily by higher revenue from the origination and sale of residential mortgages. Home lending gain on sale margin increased to 3.72%, as compared to 3.19% in the prior quarter. For sale mortgage originations decreased by 4% from the prior quarter level, reflecting normal seasonality but partially offset by an increase in refinance activity due to the decline in long-term interest rates. Of the current quarter’s mortgage production, 58% related to purchase activity, as compared to 63% for the prior quarter and 45% for the same period in the prior year.

Revenue related to the servicing of residential mortgage loans increased by 1% from the prior quarter, and has increased by 18% from the same period in the prior year, consistent with the growth in residential mortgage loans serviced for others.

Non-interest Expense
Non-interest expense was $184.0 million for the first quarter of 2016, which included $3.5 million of merger-related expenses. This compares to $185.9 million, including $3.7 million of merger-related expenses for the fourth quarter of 2015.

On an operating basis1, non-interest expense decreased by $2.1 million from the prior quarter. This decrease was primarily driven by lower occupancy, marketing and other expense, and was partially offset by a $1.6 million linked quarter increase in loss on other real estate owned. Salaries and benefits expense in the first quarter of 2016 included a $3.4 million increase in seasonal payroll taxes.

Capital
As of March 31, 2016, the Company’s book value per share increased to $17.62, from $17.48 in the prior quarter, and its tangible book value per common share1 increased to $9.30, from $9.16 in the prior quarter. During the first quarter of 2016, the Company repurchased 235,000 shares of common stock for $3.5 million.

The Company’s estimated total risk-based capital ratio was 14.2% and its estimated Tier 1 common to risk weighted assets ratio was 11.2% as of March 31, 2016, consistent with the prior quarter level. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of March 31, 2016 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

The Company incurs significant expenses related to the completion and integration of mergers and acquisitions. It also recognizes gains or losses on its junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance. Additionally, it may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. The Company recognizes gains and losses related to the change in the fair value of its MSR, which are primarily tied to movements in interest rates, and are not indicative of the fundamental operating activities for the period. It also recognizes gains or losses related to the change in the fair value of its swap derivatives, which are driven by movements in interest rates and are beyond our control. On occasion, the Company may sell certain securities in its investment portfolio, and recognize an associated gain or loss, which can be highly discretionary based on the timing of the sales, market opportunities, and interest rates, and therefore are not reflective of the Company's operating performance. The Company also may incur expenses related to the exit or disposal of certain business activities, such as the consolidation of bank branches, which do not reflect the on-going operating performance of the Company. Lastly, the Company may recognize one-time bargain purchase gains on certain acquisitions that are not reflective of the Company’s on-going earnings power.

Accordingly, management believes that our operating results are best measured on a comparative basis excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures measured at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of the swap derivative, net gains or losses in investment securities, exit or disposal costs and other charges related to business combinations such as goodwill impairment charges or bargain purchase gains. The Company defines operating earnings as earnings available to common shareholders before these items, and calculates operating earnings per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share.

Umpqua Reports First Quarter 2016 Results
April 20, 2016

The following table provides the reconciliation of net earnings available to common shareholders (GAAP) to operating earnings (non-GAAP), and earnings per diluted common share (GAAP) to operating earnings per diluted share (non-GAAP) for the periods presented:

	Quarter Ended					% Change
(In thousands, except per share data)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Seq. Quarter	Year over Year
Net earnings available to common shareholders	$47,540	$62,923	$57,523	$54,691	$47,045	(24)%	1%
Adjustments:
Merger related expenses	3,450	3,712	5,991	21,797	14,082	(7)%	(76)%
Net loss on junior subordinated debentures carried at fair value	1,572	1,589	1,590	1,572	1,555	(1)%	1%
Loss from change in fair value of MSR asset	20,625	469	10,103	423	9,728	nm	112%
Loss (gain) from change in fair value of swap derivative	1,793	(715)	1,181	(1,408)	781	nm	130%
Gain on investment securities, net	(696)	(2,567)	(220)	(19)	(116)	(73)%	500%
Goodwill impairment	142	—	—	—	—	nm	nm
Exit or disposal costs	347	—	—	—	—	nm	nm
Total pre-tax adjustments	27,233	2,488	18,645	22,365	26,030	995%	5%
Income tax effect (1)	(10,836)	(995)	(7,458)	(8,946)	(10,412)	989%	4%
Net adjustments	16,397	1,493	11,187	13,419	15,618	998%	5%
Operating earnings	$63,937	$64,416	$68,710	$68,110	$62,663	(1)%	2%

Earnings per diluted share:
Earnings available to common shareholders	$0.22	$0.28	$0.26	$0.25	$0.21	(21)%	5%
Operating earnings	$0.29	$0.29	$0.31	$0.31	$0.28	0%	4%

(1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.
nm = not meaningful.

Umpqua Reports First Quarter 2016 Results
April 20, 2016

The following tables provide the reconciliation of non-interest income (GAAP) to non-interest income, on an operating basis, (non-GAAP), and non-interest expense (GAAP) to non-interest expense, on an operating basis, (non-GAAP) for the periods presented:

	Quarter Ended
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Non-interest income (GAAP)	$45,951	$69,345	$61,372	$81,102	$63,905
Adjustments:
Net loss on junior subordinated debentures carried at fair value	1,572	1,589	1,590	1,572	1,555
Loss from change in fair value of MSR asset	20,625	469	10,103	423	9,728
Loss (gain) from change in fair value of swap derivative	1,793	(715)	1,181	(1,408)	781
Gain on investment securities, net	(696)	(2,567)	(220)	(19)	(116)
Non-interest income (operating basis)	$69,245	$68,121	$74,026	$81,670	$75,853

	Quarter Ended
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Non-interest expense (GAAP)	$183,989	$185,911	183,194	$201,918	$192,619
Adjustments:
Merger related expenses	(3,450)	(3,712)	(5,991)	(21,797)	(14,082)
Goodwill impairment	(142)	—	—	—	—
Exit or disposal costs	(347)	—	—	—	—
Non-interest expense (operating basis)	$180,050	$182,199	$177,203	$180,121	$178,537

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Management believes tangible common equity and the tangible common equity ratio are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Total shareholders' equity	$3,878,630	$3,849,334	$3,835,552	$3,804,179	$3,800,970
Subtract:
Goodwill and other intangible assets, net	1,830,599	1,833,301	1,836,954	1,839,760	1,842,567
Tangible common shareholders' equity	$2,048,031	$2,016,033	$1,998,598	$1,964,419	$1,958,403
Total assets	$23,921,531	$23,387,205	$23,162,304	$22,793,331	$22,953,158
Subtract:
Goodwill and other intangible assets, net	1,830,599	1,833,301	1,836,954	1,839,760	1,842,567
Tangible assets	$22,090,932	$21,553,904	$21,325,350	$20,953,571	$21,110,591
Common shares outstanding at period end	220,171	220,171	220,217	220,280	220,454

Common equity ratio	16.21%	16.46%	16.56%	16.69%	16.56%
Tangible common equity ratio	9.27%	9.35%	9.37%	9.38%	9.28%
Book value per common share	$17.62	$17.48	$17.42	$17.27	$17.24
Tangible book value per common share	$9.30	$9.16	$9.08	$8.92	$8.88

Umpqua Reports First Quarter 2016 Results
April 20, 2016

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and nonprofits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

Earnings Conference Call Information
The Company will host its first quarter 2016 earnings conference call on Thursday, April 21, 2016, at 10:00 a.m. PST (1:00 p.m. EST). During the call, the Company will provide an update on recent activities and discuss its first quarter 2016 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (888) 471-3840 ten minutes prior to the start time and enter conference ID: 370250. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 370250. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquaholdingscorp.com. A slide presentation to accompany the call will also be posted on the website before the call.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about credit discount accretion related to loans acquired from Sterling Financial Corporation, loan and lease growth and loan sales, and planned investments and results of new initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; our ability to successfully develop and market new products and technology; changes in laws or regulations; and changes in general economic conditions.

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$217,928	$219,440	$218,975	$217,143	$213,875	(1)%	2%
Interest and dividends on investments:
Taxable	13,055	12,654	11,882	11,517	11,789	3%	11%
Exempt from federal income tax	2,235	2,363	2,393	2,410	2,481	(5)%	(10)%
Dividends	366	326	112	169	101	12%	262%
Temporary investments & interest bearing deposits	480	422	440	549	825	14%	(42)%
Total interest income	234,064	235,205	233,802	231,788	229,071	0%	2%
Interest expense:
Deposits	8,413	7,905	7,450	7,381	7,103	6%	18%
Repurchase agreements	36	39	43	43	48	(8)%	(25)%
Term debt	4,186	3,885	3,629	3,492	3,464	8%	21%
Junior subordinated debentures	3,727	3,542	3,465	3,406	3,337	5%	12%
Total interest expense	16,362	15,371	14,587	14,322	13,952	6%	17%
Net interest income	217,702	219,834	219,215	217,466	215,119	(1)%	1%
Provision for loan and lease losses	4,823	4,545	8,153	11,254	12,637	6%	(62)%
Non-interest income:
Service charges on deposits	14,516	15,039	15,616	14,811	14,274	(3)%	2%
Brokerage revenue	4,094	4,061	5,003	4,648	4,769	1%	(14)%
Residential mortgage banking revenue, net	15,426	32,440	24,041	40,014	28,227	(52)%	(45)%
Gain on investment securities, net	696	2,567	220	19	116	(73)%	500%
Gain on loan sales	2,371	1,729	5,212	8,711	6,728	37%	(65)%
Loss on junior subordinated debentures carried at fair value	(1,572)	(1,589)	(1,590)	(1,572)	(1,555)	(1)%	1%
BOLI income	2,139	1,841	2,165	2,043	2,302	16%	(7)%
Other income	8,281	13,257	10,705	12,428	9,044	(38)%	(8)%
Total non-interest income	45,951	69,345	61,372	81,102	63,905	(34)%	(28)%
Non-interest expense:
Salaries and employee benefits	106,538	106,203	106,482	110,807	107,444	0%	(1)%
Occupancy and equipment, net	38,295	38,722	37,235	34,868	32,150	(1)%	19%
Intangible amortization	2,560	2,806	2,806	2,807	2,806	(9)%	(9)%
FDIC assessments	3,721	3,742	3,369	3,155	3,214	(1)%	16%
Loss (gain) on other real estate owned, net	1,389	(242)	(158)	480	1,814	nm	(23)%
Merger related expenses	3,450	3,712	5,991	21,797	14,082	(7)%	(76)%
Goodwill impairment	142	—	—	—	—	nm	nm
Other expense	27,894	30,968	27,469	28,004	31,109	(10)%	(10)%
Total non-interest expense	183,989	185,911	183,194	201,918	192,619	(1)%	(4)%
Income before provision for income taxes	74,841	98,723	89,240	85,396	73,768	(24)%	1%
Provision for income taxes	27,272	35,704	31,633	30,612	26,639	(24)%	2%
Net income	47,569	63,019	57,607	54,784	47,129	(25)%	1%
Dividends and undistributed earnings allocated to participating securities	29	96	84	93	84	(70)%	(65)%
Net earnings available to common shareholders	$47,540	$62,923	$57,523	$54,691	$47,045	(24)%	1%

Weighted average basic shares outstanding	220,227	220,202	220,297	220,463	220,349	0%	0%
Weighted average diluted shares outstanding	221,052	220,930	220,904	221,150	221,051	0%	0%
Earnings per common share – basic	$0.22	$0.29	$0.26	$0.25	$0.21	(24)%	5%
Earnings per common share – diluted	$0.22	$0.28	$0.26	$0.25	$0.21	(21)%	5%
nm = not meaningful

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$299,871	$277,645	$283,773	$364,256	$292,558	8%	2%
Interest bearing cash and temporary investments	613,049	496,080	673,843	515,691	1,088,316	24%	(44)%
Investment securities:
Trading, at fair value	9,791	9,586	9,509	10,005	10,452	2%	(6)%
Available for sale, at fair value	2,542,535	2,522,539	2,482,478	2,557,245	2,535,121	1%	0%
Held to maturity, at amortized cost	4,525	4,609	4,699	4,807	4,953	(2)%	(9)%
Loans held for sale	659,264	363,275	398,015	419,704	406,487	81%	62%
Loans and leases	16,941,428	16,847,360	16,387,934	15,974,197	15,548,957	1%	9%
Allowance for loan and lease losses	(130,243)	(130,322)	(130,133)	(127,071)	(120,104)	0%	8%
Loans and leases, net	16,811,185	16,717,038	16,257,801	15,847,126	15,428,853	1%	9%
Restricted equity securities	47,545	46,949	46,904	46,917	117,218	1%	(59)%
Premises and equipment, net	322,822	328,734	330,306	331,208	322,925	(2)%	0%
Goodwill	1,787,651	1,787,793	1,788,640	1,788,640	1,788,640	0%	0%
Other intangible assets, net	42,948	45,508	48,314	51,120	53,927	(6)%	(20)%
Residential mortgage servicing rights, at fair value	117,172	131,817	124,814	127,206	116,365	(11)%	1%
Other real estate owned	20,411	22,307	23,892	23,038	32,064	(8)%	(36)%
Bank owned life insurance	293,703	291,892	297,321	295,551	294,697	1%	0%
Deferred tax assets, net	108,865	138,082	149,320	181,245	198,778	(21)%	(45)%
Other assets	240,194	203,351	242,675	229,572	261,804	18%	(8)%
Total assets	$23,921,531	$23,387,205	$23,162,304	$22,793,331	$22,953,158	2%	4%
Liabilities:
Deposits	$18,162,974	$17,707,189	$17,467,024	$17,145,046	$17,222,566	3%	5%
Securities sold under agreements to repurchase	325,203	304,560	323,722	325,711	321,202	7%	1%
Term debt	903,382	888,769	889,358	889,997	965,675	2%	(6)%
Junior subordinated debentures, at fair value	256,917	255,457	253,665	252,214	250,652	1%	2%
Junior subordinated debentures, at amortized cost	101,173	101,254	101,334	101,415	101,496	0%	0%
Other liabilities	293,252	280,642	291,649	274,769	290,597	4%	1%
Total liabilities	20,042,901	19,537,871	19,326,752	18,989,152	19,152,188	3%	5%
Shareholders' equity:
Common stock	3,518,792	3,520,591	3,517,751	3,517,557	3,521,201	0%	0%
Retained earnings	343,421	331,301	303,729	281,573	260,128	4%	32%
Accumulated other comprehensive income (loss)	16,417	(2,558)	14,072	5,049	19,641	nm	(16)%
Total shareholders' equity	3,878,630	3,849,334	3,835,552	3,804,179	3,800,970	1%	2%
Total liabilities and shareholders' equity	$23,921,531	$23,387,205	$23,162,304	$22,793,331	$22,953,158	2%	4%

Common shares outstanding at period end	220,171	220,171	220,217	220,280	220,454	0%	0%
Book value per common share	$17.62	$17.48	$17.42	$17.27	$17.24	1%	2%
Tangible book value per common share	$9.30	$9.16	$9.08	$8.92	$8.88	2%	5%
Tangible equity - common	$2,048,031	$2,016,033	$1,998,598	$1,964,419	$1,958,403	2%	5%
Tangible common equity to tangible assets	9.27%	9.35%	9.37%	9.38%	9.28%	(0.08)	(0.01)
nm = not meaningful

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans & leases:
Commercial real estate:
Non-owner occupied term, net	$3,165,154	$3,140,845	$3,148,288	$3,294,359	$3,303,629	1%	(4)%
Owner occupied term, net	2,731,228	2,691,921	2,655,340	2,636,800	2,577,484	1%	6%
Multifamily, net	2,945,826	3,074,918	2,961,609	2,859,884	2,764,403	(4)%	7%
Commercial construction, net	343,519	301,892	287,757	244,354	238,303	14%	44%
Residential development, net	121,025	99,459	94,380	76,734	81,160	22%	49%
Commercial:
Term, net	1,437,992	1,425,009	1,398,346	1,374,528	1,411,043	1%	2%
Lines of credit & other, net	1,041,516	1,043,076	1,014,523	981,897	993,814	0%	5%
Leases & equipment finance, net	791,798	729,161	679,033	630,695	570,492	9%	39%
Residential real estate:
Mortgage, net	2,865,445	2,890,223	2,740,228	2,533,042	2,330,325	(1)%	23%
Home equity lines & loans, net	943,254	923,667	910,287	882,596	863,269	2%	9%
Consumer & other, net	554,671	527,189	498,143	459,308	415,035	5%	34%
Total, net of deferred fees and costs	$16,941,428	$16,847,360	$16,387,934	$15,974,197	$15,548,957	1%	9%

Loan & leases mix:
Commercial real estate:
Non-owner occupied term, net	19%	19%	19%	20%	20%
Owner occupied term, net	16%	16%	16%	17%	17%
Multifamily, net	17%	18%	17%	17%	17%
Commercial construction, net	2%	2%	2%	2%	2%
Residential development, net	1%	1%	1%	—%	1%
Commercial:
Term, net	8%	9%	9%	9%	9%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	5%	4%	4%	4%	4%
Residential real estate:
Mortgage, net	17%	17%	17%	16%	15%
Home equity lines & loans, net	6%	5%	6%	6%	6%
Consumer & other, net	3%	3%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$5,460,310	$5,318,591	$5,207,129	$4,927,526	$4,930,642	3%	11%
Demand, interest bearing	2,178,446	2,157,376	2,098,223	2,090,595	2,085,368	1%	4%
Money market	6,814,160	6,599,516	6,514,174	6,374,624	6,287,165	3%	8%
Savings	1,213,049	1,136,809	1,102,611	1,058,337	1,022,829	7%	19%
Time	2,497,009	2,494,897	2,544,887	2,693,964	2,896,562	0%	(14)%
Total	$18,162,974	$17,707,189	$17,467,024	$17,145,046	$17,222,566	3%	5%

Total core deposits (1)	$16,559,943	$16,102,743	$15,940,229	$15,529,997	$15,304,001	3%	8%

Deposit mix:
Demand, non-interest bearing	30%	30%	30%	29%	29%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	37%	37%	37%	37%	36%
Savings	7%	6%	6%	6%	6%
Time	14%	15%	15%	16%	17%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	375,913	371,745	370,128	367,086	368,701
Demand, interest bearing	85,731	86,745	88,171	90,021	85,082
Money market	56,927	57,194	57,622	58,156	61,991
Savings	156,846	154,176	153,534	152,404	150,989
Time	47,794	47,672	48,168	49,983	52,179
Total	723,211	717,532	717,623	717,650	718,942

Average balance per account:
Demand, non-interest bearing	$14.5	$14.3	$14.1	$13.4	$13.4
Demand, interest bearing	25.4	24.9	23.8	23.2	24.5
Money market	119.7	115.4	113.1	109.6	101.4
Savings	7.7	7.4	7.2	6.9	6.8
Time	52.2	52.3	52.8	53.9	55.5
Total	$25.1	$24.7	$24.3	$23.9	$24.0

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$30,045	$29,215	$30,989	$33,572	$40,246	3%	(25)%
Loans and leases past due 90+ days & accruing	22,144	15,169	9,967	13,529	10,416	46%	113%
Total non-performing loans and leases	52,189	44,384	40,956	47,101	50,662	18%	3%
Other real estate owned	20,411	22,307	23,892	23,038	32,064	(8)%	(36)%
Total	$72,600	$66,691	$64,848	$70,139	$82,726	9%	(12)%

Performing restructured loans and leases	$31,409	$31,355	$35,706	$37,023	$60,896	0%	(48)%
Loans and leases past due 31-89 days	$29,054	$28,423	$28,919	$25,553	$20,488	2%	42%
Loans and leases past due 31-89 days to total loans and leases	0.17%	0.17%	0.18%	0.16%	0.13%
Non-performing loans and leases to total loans and leases	0.31%	0.26%	0.25%	0.29%	0.33%
Non-performing assets to total assets	0.30%	0.29%	0.28%	0.31%	0.36%

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$130,322	$130,133	$127,071	$120,104	$116,167
Provision for loan and lease losses	4,823	4,545	8,153	11,254	12,637	6%	(62)%
Charge-offs	(7,850)	(7,108)	(8,476)	(7,442)	(12,545)	10%	(37)%
Recoveries	2,948	2,752	3,385	3,155	3,845	7%	(23)%
Net charge-offs	(4,902)	(4,356)	(5,091)	(4,287)	(8,700)	13%	(44)%
Total allowance for loan and lease losses	130,243	130,322	130,133	127,071	120,104	0%	8%
Reserve for unfunded commitments	3,482	3,574	3,081	2,864	3,194	(3)%	9%
Total allowance for credit losses	$133,725	$133,896	$133,214	$129,935	$123,298	0%	8%

Net charge-offs to average loans and leases (annualized)	0.12%	0.10%	0.13%	0.11%	0.23%
Recoveries to gross charge-offs	37.55%	38.72%	39.94%	42.39%	30.65%
Allowance for loan and lease losses to loans and leases	0.77%	0.77%	0.79%	0.80%	0.77%
Allowance for credit losses to loans and leases	0.79%	0.79%	0.81%	0.81%	0.79%

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	5.08%	5.19%	5.29%	5.46%	5.59%	(0.11)	(0.51)
Yield on loans held for sale	4.08%	3.80%	4.07%	3.24%	3.81%	0.28	0.27
Yield on taxable investments	2.32%	2.26%	2.11%	2.03%	2.14%	0.06	0.18
Yield on tax-exempt investments (1)	4.73%	4.76%	4.73%	4.67%	4.74%	(0.03)	(0.01)
Yield on interest bearing cash and temporary investments	0.54%	0.28%	0.25%	0.26%	0.25%	0.26	0.29
Total yield on earning assets (1)	4.67%	4.68%	4.71%	4.77%	4.80%	(0.01)	(0.13)

Cost of interest bearing deposits	0.27%	0.26%	0.24%	0.24%	0.24%	0.01	0.03
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.05%	0.05%	0.05%	0.05%	0.06%	—	(0.01)
Cost of term debt	1.88%	1.73%	1.62%	1.51%	1.42%	0.15	0.46
Cost of junior subordinated debentures	4.20%	3.96%	3.89%	3.88%	3.86%	0.24	0.34
Total cost of interest bearing liabilities	0.47%	0.44%	0.42%	0.41%	0.41%	0.03	0.06

Net interest spread (1)	4.20%	4.24%	4.29%	4.36%	4.39%	(0.04)	(0.19)
Net interest margin – Consolidated (1)	4.34%	4.37%	4.42%	4.48%	4.51%	(0.03)	(0.17)
Net interest margin – Bank (1)	4.41%	4.44%	4.49%	4.55%	4.57%	(0.03)	(0.16)

As reported (GAAP):
Return on average assets	0.82%	1.08%	0.99%	0.96%	0.84%	(0.26)	(0.02)
Return on average tangible assets	0.89%	1.17%	1.08%	1.05%	0.92%	(0.28)	(0.03)
Return on average common equity	4.93%	6.49%	5.97%	5.76%	5.02%	(1.56)	(0.09)
Return on average tangible common equity	9.34%	12.41%	11.51%	11.16%	9.73%	(3.07)	(0.39)
Efficiency ratio – Consolidated	69.48%	64.02%	65.00%	67.35%	68.71%	5.46	0.77
Efficiency ratio – Bank	67.29%	62.40%	63.08%	65.74%	67.07%	4.89	0.22

Operating basis (non-GAAP): (2)
Return on average assets	1.10%	1.10%	1.19%	1.20%	1.12%	—	(0.02)
Return on average tangible assets	1.19%	1.20%	1.29%	1.30%	1.22%	(0.01)	(0.03)
Return on average common equity	6.63%	6.64%	7.13%	7.17%	6.68%	(0.01)	(0.05)
Return on average tangible common equity	12.57%	12.70%	13.74%	13.89%	12.96%	(0.13)	(0.39)
Efficiency ratio – Consolidated	62.49%	63.00%	60.17%	59.96%	61.09%	(0.51)	1.40
Efficiency ratio – Bank	60.89%	61.72%	58.84%	58.68%	59.84%	(0.83)	1.05

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Operating earnings is calculated as earnings available to common shareholders excluding the after-tax impact of merger-related expenses, gains or losses on junior subordinated debentures carried at fair value, gains or losses from the change in fair value of the MSR, gains or losses from the change in fair value of the swap derivative, net gains or losses in investment securities, exit or disposal costs, bargain purchase gain on acquisitions and goodwill impairment.

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Seq. Quarter	Year over Year
Temporary investments & interest bearing cash	$356,674	$608,250	$693,114	$861,775	$1,323,671	(41)%	(73)%
Investment securities, taxable	2,311,589	2,293,429	2,276,698	2,303,879	2,227,301	1%	4%
Investment securities, tax-exempt	287,085	302,443	307,960	313,899	318,643	(5)%	(10)%
Loans held for sale	297,732	334,428	357,905	368,111	272,450	(11)%	9%
Loans and leases	17,007,929	16,514,740	16,155,395	15,730,269	15,336,742	3%	11%
Total interest earning assets	20,261,009	20,053,290	19,791,072	19,577,933	19,478,807	1%	4%
Goodwill & other intangible assets, net	1,832,046	1,835,821	1,838,740	1,841,535	1,842,390	0%	(1)%
Total assets	23,415,252	23,196,213	22,946,464	22,781,479	22,692,183	1%	3%

Non-interest bearing demand deposits	5,289,810	5,285,992	5,108,430	4,852,455	4,808,891	0%	10%
Interest bearing deposits	12,411,005	12,249,333	12,225,691	12,274,814	12,190,835	1%	2%
Total deposits	17,700,815	17,535,325	17,334,121	17,127,269	16,999,726	1%	4%
Interest bearing liabilities	13,976,678	13,812,644	13,798,350	13,880,480	13,842,219	1%	1%

Shareholders’ equity - common	3,878,540	3,847,587	3,822,201	3,807,703	3,804,036	1%	2%
Tangible common equity (1)	2,046,494	2,011,766	1,983,461	1,966,168	1,961,646	2%	4%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports First Quarter 2016 Results
April 20, 2016

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$13,304,468	$13,047,266	$12,693,451	$12,302,866	$11,874,910	2%	12%
MSR asset, at fair value	117,172	131,817	124,814	127,206	116,365	(11)%	1%
MSR as % of serviced portfolio	0.88%	1.01%	0.98%	1.03%	0.98%
Residential mortgage banking revenue:
Origination and sale	$28,409	$25,363	$26,904	$33,667	$31,498	12%	(10)%
Servicing	7,642	7,546	7,240	6,770	6,457	1%	18%
Change in fair value of MSR asset	(20,625)	(469)	(10,103)	(423)	(9,728)	nm	112%
Total	$15,426	$32,440	$24,041	$40,014	$28,227	(52)%	(45)%

Closed loan volume:
Closed loan volume - portfolio	$332,918	$352,465	$446,088	$446,712	$311,149	(6)%	7%
Closed loan volume - for-sale	764,076	794,820	843,720	997,225	862,155	(4)%	(11)%
Closed loan volume - total	$1,096,994	$1,147,285	$1,289,808	$1,443,937	$1,173,304	(4)%	(7)%

Gain on sale margin:
Based on for-sale volume	3.72%	3.19%	3.19%	3.38%	3.65%	0.53	0.07

nm = not meaningful

###